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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Photronics Inc. (File No. 333-88739) of our reports dated May 28, 1999 relating to the financial statements and financial statement schedule of Align-Rite International, Inc., which appears in Align-Rite International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999 included as Annex E of such Registration Statement. We also consent to the reference to us under the heading "Experts".


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Newport Beach, CA
November 22, 1999